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                                 Exhibit 23 (o)

                Form of Amended and Restated Multiple Class Plan

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                           SECOND AMENDED AND RESTATED
                               MULTIPLE CLASS PLAN
                                       OF
                              THE MONTGOMERY FUNDS
                                       AND
                             THE MONTGOMERY FUNDS II

                  This Second Amended and Restated Multiple Class Plan (this "Plan") dated as of ___________, 2001 amends and restates in its entirety the Multiple Class Plan of The Montgomery Funds and The Montgomery Funds II originally adopted on August 25, 1995, as first amended and restated on May 26, 1999. This Plan is required by Securities and Exchange Commission (the "SEC") Rule 18f-3 promulgated under the Investment Company Act of 1940 (the "1940 Act").

                  This Plan shall govern the terms and conditions under which The Montgomery Funds and The Montgomery Funds II (the "Trusts") may issue separate Classes of shares (each a "Class" and collectively, the "Classes") representing interests in the series of the Trusts (each a "Fund" and collectively, the "Funds") listed on Appendix A. To the extent that a subject matter herein is covered by a Trust's Agreement and Declaration of Trust or Bylaws, the Agreement and Declaration of Trust and Bylaws will control in the event of any inconsistencies with the descriptions herein.

                  SECTION 1. Rights and Obligations. Except as set forth herein, all Classes of shares issued by a Fund shall have identical voting, dividend, liquidation and other rights, preferences, powers, restrictions, limitations, qualifications, designations, and terms and conditions. The only differences among the various Classes of shares relate solely to the following: (a) each Class may be subject to different Class expenses and sales charges as discussed under Section 3 of this Plan; (b) each Class may bear a different identifying designation; (c) each Class has exclusive voting rights with respect to matters solely affecting such Class (except as set forth in Section 6 below); (d) each Class may have different redemption or exchange fees and exchange privileges; and (e) each Class may provide for the automatic conversion of that Class into another Class.

                  SECTION 2. Classes of Shares and Designation Thereof. Each Fund may offer any or all of the following Classes of shares:

                  (a) Class R Shares. "Class R Shares" will be offered at their net asset value without the imposition of a front-end sales load or a contingent deferred sales charge ("CDSC"). Class R Shares will not be subject to a Rule 12b-1 distribution fee, but may be subject to an ongoing shareholder servicing fee of up to an annual rate of 0.25% of the daily net assets attributable to the Class R Shares. Class R Shares of one or more Funds may be subject to a redemption fee to the extent disclosed in the prospectus for that Fund. Class R shares of one or more Funds may be restricted to certain groups of shareholders.


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                  The current  "Shareholder  Servicing Plan" shall be applicable to the Class R Shares.

                  (b) Class P Shares. "Class P Shares" will be offered at their net asset value without the imposition of a front-end sales load or CDSC.

                  Class P Shares will be subject to a Rule 12b-1 distribution fee at an annual rate of up to 0.25% of the daily net assets attributable to the Class P Shares. Class P shares will not be subject to a shareholder servicing fee. Class P Shares of one or more Funds may be subject to a redemption fee to the extent disclosed in the prospectus for that Fund.

                  The Class P Shares may be offered only to one or more of the following categories of investors: (1) unaffiliated benefit plans such as qualified retirement plans, other than individual retirement accounts and self-employed retirement plans, or such other amounts as a Fund may establish and with such other characteristics as a Fund may establish, provided that any such unaffiliated benefit plans have a separate trustee who is vested with investment discretion as to plan assets, has limitations on the ability of plan beneficiaries to access their plan investments without incurring adverse tax consequences, and will not include self-directed plans; (2) tax-exempt retirement plans of Montgomery Asset Management, LLC (the "Manager") or its affiliates, consisting of qualified defined contribution plans maintained pursuant to Section 401(a) of the Internal Revenue Code of 1986 (the "Code"), as amended, under which assets will be held in trust by a trustee and as to which employees will have limited pre-retirement access to assets; (3) banks and insurance companies that are not affiliated with the Manager purchasing for their own account; (4) investment companies not affiliated with the Manager or the Distributor; (5) endowment funds or non-profit organizations that are not affiliated with the Manager; (6) corporations, foundations and financial institutions; and (7) financial advisers and financial intermediaries that provide services to shareholders.

                  The current "Second Amended and Restated Share Marketing Plan for The Montgomery Funds and The Montgomery Funds II" shall be applicable to the Class P Shares.

                  (c) Class A Shares. "Class A Shares" will be offered with a maximum initial sales charge of 5.75%, which will be reduced or waived for certain purchases as noted in the applicable Fund's prospectus. Purchases of $1,000,000 or more may not be subject to an initial sales charge but instead may be subject to a CDSC. Class A Shares will be subject to a Rule 12b-1 distribution fee of up to an annual rate of 0.25% of the daily net assets attributable to the Class A Shares, and may be subject to a shareholder servicing fee of up to an annual rate of 0.25%.


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                  The current  "Second Amended and Restated Share Marketing Plan of The Montgomery Funds and The Montgomery Funds II" shall be applicable to the Class A Shares.

                  (d) Class B Shares. "Class B Shares" will be offered at their net asset value without the imposition of a front-end sales load. Class B Shares will be subject to an ongoing Rule 12b-1 distribution fee of up to an annual rate of 0.75% and an ongoing shareholder servicing fee of up to an annual rate of 0.25% of the daily net assets attributable to the Class B Shares. Class B Shares will also be subject to a CDSC if they are redeemed within six years of purchase. After the end of the eighth year after issuance, Class B Shares will convert to Class A Shares. Class B Shares of one or more Funds may be subject to a redemption fee to the extent disclosed in the prospectus for that Fund.

                  The current "Second Amended and Restated Share Marketing Plan of The Montgomery Funds and The Montgomery Funds II" and the "Shareholder Servicing Plan" shall be applicable to the Class B Shares.

                  (e) Class C Shares. "Class C Shares" will be offered at their net asset value. Class C Shares will be subject to an ongoing Rule 12b-1 distribution fee of up to an annual rate of 0.75% and an ongoing shareholder servicing fee of up to an annual rate of 0.25% of the daily net assets attributable to the Class C Shares. Class C Shares also are subject to a 1.00% CDSC if they are redeemed within one year of purchase. Class C Shares have no conversion feature. Class C Shares of one or more Funds may be subject to a redemption fee to the extent disclosed in the prospectus for that Fund.

                  The current "Second Amended and Restated Share Marketing Plan of The Montgomery Funds and The Montgomery Funds II" and the "Shareholder Servicing Plan" shall be applicable to the Class C Shares.

                  (f) Class ML Shares. "Class ML Shares" will be offered at their net asset value without the imposition of a front-end sales load. Class ML Shares will be subject to an ongoing Rule 12b-1 distribution fee of up to an annual rate of 0.75% and an ongoing shareholder servicing fee of up to an annual rate of 0.25% of the daily net assets attributable to the Class ML Shares. Class ML Shares will also be subject to a CDSC if they are redeemed within six years of purchase. At the beginning of the seventh year after issuance, Class ML Shares will convert to Class R Shares. Class ML Shares of one or more Funds may be subject to a redemption fee to the extent disclosed in the prospectus for that Fund.

                  The current "Second Amended and Restated Share Marketing Plan of The Montgomery Funds and The Montgomery Funds II" and the "Shareholder Servicing Plan" shall be applicable to the Class ML Shares.


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                  (g) Class I Shares.  The  "Class I Shares"  will be offered at their net asset value without the imposition of a front-end sales load or CDSC. Class I Shares may be subject to an ongoing shareholding servicing fee at an annual rate of up to 0.25% of the daily net assets attributable to the Class I Shares. Class I Shares may be offered to institutional-type shareholders who do not require extensive shareholder servicing and may be offered with all or a portion of various administrative/servicing fees and operating costs waived or reduced. Class I shares will not be subject to a Rule 12b-1 distribution fee. Class I Shares of one or more Funds may be subject to a redemption fee to the extent disclosed in the prospectus for that Fund.

                  The current "Shareholder Servicing Plan" shall be applicable to the I Class Shares.

                  (h) Undesignated Class Shares. "Undesignated Class Shares" will be offered at their net asset value. Undesignated Class Shares will not be subject to a Rule 12b-1 distribution fee, but will be subject to a shareholder servicing fee of up to an annual rate of 0.25% of the daily net assets attributable to the Undesignated Class Shares. Undesignated Class Shares of one or more Funds may be subject to a redemption fee to the extent disclosed in the prospectus for that Fund.

                  The current "Shareholder Servicing Plan" shall be applicable to the Undesignated Class Shares.

                  SECTION 3.  Allocation of Expenses.

                  (a) Class Expenses. Each Class of shares may be subject to different Class expenses consisting of: (1) front-end sales charges or CDSCs;
(2) Rule 12b-1 plan distribution fees and shareholder servicing fees, if applicable to a particular Class; (3) transfer agency and other recordkeeping costs to the extent allocated to a particular Class; (4) SEC and blue sky registration fees incurred separately by a particular Class; (5) litigation or other legal expenses relating solely to a particular Class; (6) printing and postage expenses related to the preparation and distribution of Class specific materials such as shareholder reports, prospectuses and proxies to shareholders of a particular Class; (7) expenses of administrative personnel and services as required to support the shareholders of a particular Class; (8) audit or accounting fees or expenses relating solely to a particular Class; (9) director fees and expenses incurred as a result of issues relating solely to a particular Class and (10) any other expenses subsequently identified that should be properly allocated to a particular Class, which shall be approved by the Board of Trustees (collectively, "Class Expenses").

                  (b) Other Expenses. Except for the Class Expenses discussed above (which will be allocated to the appropriate Class), all expenses incurred by each Fund will be allocated to all Classes of shares on the basis of the net asset value of each Class to the net asset value of the Trust or the Fund, as the case may be. Excess expenses


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created by the  imposition of an operating  expense limit on one or more Classes shall be considered general Fund expenses.

                  (c) Waivers and Reimbursements of Expenses. The Manager and any provider of services to the Funds may waive or reimburse the expenses of a particular Class or Classes; provided, however, that such waiver shall not result in cross-subsidization between Classes.

                  SECTION 4. Allocation of Income. The Funds will allocate income and realized and unrealized capital gains and losses based on the relative net assets of each Class of shares.

                  SECTION 5. Exchange Privileges. A Class of shares of a Fund may be exchanged only for the same Class of shares of another Fund. All exchanges will be subject to such conditions as may be imposed from time to time as disclosed in Appendix B.

                  SECTION 6. Conversions. At the end of the eighth year after issuance, a Class B Share will convert automatically into a Class A Share, and at the beginning of the seventh year after issuance, a Class ML Share will convert automatically into a Class R Share. Additionally, each Class P Share shall convert automatically to a Class R Share upon that Class P Share's having been subject to the cumulative maximum permitted Rule 12b-1 fees under the applicable limitations of NASD Regulation, Inc. The conversion of such share shall be effected on the basis of net asset value without the imposition of a front-end sales load, CDSC or other charge. In no event will a Class of shares automatically convert into shares of a Class with a distribution arrangement that could be viewed as less favorable to the shareholder as measured by overall cost.

                  The implementation of this conversion feature is subject to the continuing availability of a ruling or regulations of the Internal Revenue Service ("IRS"), or of an opinion of counsel or tax adviser, stating that the conversion of one Class of shares to another does not constitute a taxable event under federal income tax law. The conversion feature may be suspended if such a ruling, regulation or opinion is not available.

                  SECTION 7. Effective When Approved. This Plan shall not take effect until a majority of the trustees of the Trusts, including a majority of the trustees who are not interested persons of the Trusts, find that the Plan, as proposed and including the expense allocations, is in the best interests of each Class individually and the Trusts as a whole.

                  SECTION 8. Amendments. This Plan may not be amended to materially change the provisions of this Plan unless such amendment is approved in the manner specified in Section 7 above.


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                                   APPENDIX A
                         TO SECOND AMENDED AND RESTATED
                               MULTIPLE CLASS PLAN
                                       OF
                              THE MONTGOMERY FUNDS
                                       AND
                             THE MONTGOMERY FUNDS II


The Montgomery Funds
--------------------

Montgomery Growth Fund
Montgomery Mid Cap Focus Fund
Montgomery Mid Cap Fund
Montgomery U.S. Focus Fund
Montgomery New Power Fund
Montgomery Small Cap Fund
Montgomery International Growth Fund
Montgomery International Focus Fund
Montgomery Global Opportunities Fund
Montgomery Global Focus Fund
Montgomery Global Communications Fund
Montgomery Emerging Markets Fund
Montgomery Emerging Asia Fund
Montgomery Total Return Bond Fund
Montgomery Short Duration Government Bond Fund
Montgomery Government Money Market Fund
Montgomery California Tax-Free Intermediate Bond Fund
Montgomery California Tax-Free Money Fund
Montgomery Federal Tax-Free Money Fund

The Montgomery Funds II
-----------------------

Montgomery Balanced Fund
Montgomery Global Long-Short Fund
Montgomery Emerging Markets Focus Fund
Montgomery Institutional Series:  Emerging Markets Portfolio
Montgomery Institutional Series:  International Growth Portfolio


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                                   APPENDIX B
                         TO SECOND AMENDED AND RESTATED
                               MULTIPLE CLASS PLAN
                                       OF
                              THE MONTGOMERY FUNDS
                                       AND
                             THE MONTGOMERY FUNDS II

                               EXCHANGE PRIVILEGES

                  SECTION 1. TERMS AND CONDITIONS OF EXCHANGES. Shareholders of the Funds discussed herein may participate in exchanges as described below.

                  An exchange is permitted only in the following circumstances:

                  (a) if the Funds offer more than one Class of shares, the exchange must be between the same Class of shares (e.g., Class R and Class P shares of a Fund cannot be exchanged for each other);

                  (b) the dollar amount of the exchange must be at least equal to the minimum investment applicable to the shares of the Fund acquired through such exchange;

                  (c) the shares of the Fund acquired through exchange must be qualified for sale in the state in which the shareholder resides;

                  (d)  the  exchange  must  be  made  between   accounts  having
identical registrations and addresses;

                  (e) the full amount of the purchase price for the shares being exchanged must have already been received by the Fund;

                  (f) the account from which shares have been exchanged must be coded as having a certified taxpayer identification number on file or, in the alternative, an appropriate IRS Form W-8 (certificate of foreign status) or Form W-9 (certifying exempt status) must have been received by the Fund;

                  (g) newly acquired shares (through either an initial or subsequent investment) are held in an account for at least ten days, and all other shares are held in an account for at least one day, prior to the exchange; and

                  (h) certificates representing shares must be returned before shares can be exchanged.


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                  (i) Because excessive exchanges can harm a Fund's performance, the Funds reserve the right to terminate, either temporarily or permanently, exchange privileges of any shareholder who makes more than four exchanges out of any one Fund during a twelve-month period and to refuse an exchange into a Fund from which a shareholder has redeemed shares within the previous 90 days (accounts under common ownership or control and accounts with the same taxpayer identification number will be counted together. Exchanges out of the fixed income and money marked Funds are exempt from this restriction. This limit may be modified for accounts in certain institutional retirement plans to conform to plan exchange limits and U.S. Department of Labor regulations (for those limits, see plan materials). The Funds reserve the right to refuse exchanges by any person or group if, in the Manager's judgment, a Fund would be unable effectively to invest the money in accordance with its investment objective and policies, or would otherwise be potentially adversely affected. A shareholder's exchanges may be restricted or refused if a Fund receives, or the Manager anticipates, simultaneous orders affecting significant portions of that Fund's assets and, in particular, a pattern of exchanges coinciding with a "market timing" strategy. Although the Funds attempt to provide prior notice to affected shareholders when it is reasonable to do so, they may impose these restrictions at any time. The Funds reserve the right to terminate or modify the exchange privileges of Fund shareholders in the future.

                  THE EXCHANGE PRIVILEGE IS NOT AN OPTION OR RIGHT TO PURCHASE SHARES BUT IS PERMITTED UNDER THE RESPECTIVE POLICIES OF THE PARTICIPATING FUNDS, AND MAY BE MODIFIED OR DISCONTINUED BY ANY SUCH FUNDS OR BY THE MANAGER OR DISTRIBUTOR AT ANY TIME, AND TO THE EXTENT PERMITTED BY APPLICABLE LAW, WITHOUT NOTICE.

                  Shares to be exchanged will be redeemed at their net asset value as determined at the close of business on the day that an exchange request in proper form (described below) is received, as described in the applicable prospectus. Exchange requests received after the required time will result in the redemption of shares at their net asset value as determined at the close of business on the next business day.

         In the event of unusual market conditions, a Fund reserves the right to reject any exchange request if, in the judgment of the Manager, the number of requests or the total value of the shares that are the subject of the exchange places a material burden on a Fund. For example, the number of exchanges by investment managers making market timing exchanges may be limited.

                  SECTION 2. FEES. There is no fee for exchanges among the Funds.

SEE THE APPLICABLE PROSPECTUS FOR MORE INFORMATION ABOUT SHARE EXCHANGES.


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